Exhibit 23.5

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form F – 4 of Telecom Italia S.p.A. of our report dated February 12, 2004 relating to the consolidated financial statements of mobilkom austria AG & Co KG and mobilkom austria AG, which appears in the issuer’s Annual Report on Form 20 – F for the year ended December 31, 2003.

Vienna, June 4, 2004

Grant Thornton Wirtschaftsprüfungs-und Steuerberatungs-GmbH
/S/ WALTER PLATZER-KARL NEWERTAL